Exhibit (a)(2)

STOCK OPTION EXCHANGE OFFER ELECTION FORM

INSTRUCTIONS

1.
Please return this election form per the instructions in #4 below, even if you reject the offer to exchange.

2.
For each grant indicated in the election table below:

•
Place an "X" in the "ACCEPT" column if you wish to accept the offer to exchange this grant for a new grant to be issued on or about May 30, 2002.

•
Place an "X" in the "REJECT" column if you do not wish to accept the offer to exchange the grant.

3.
Sign in the space provided below to verify your elections and to indicate your understanding of and agreement with the acknowledgements listed below. This is the only document you must submit to either accept or reject the offer to exchange your stock option grant(s) listed in the election table below. Do not submit any other documents.

4.
At your earliest convenience and no later than  5:00 pm Pacific Standard Time on November 28, 2001, or such later time and date to which the offer might be extended (the "Offer Expiration Date"), FAX this form to Stock Option Exchange Offer at 310.414.5858. Alternatively, you may mail, or otherwise deliver it to Computer Sciences Corporation, Attention: Stock Option Exchange Offer M/C A639, 2100 East Grand Ave., El Segundo, CA 90245.

5.
Retain this election form and the email you will receive acknowledging receipt of this form by the Corporate Office.

6.
If you have questions, please inquire by email at options@csc.com or call 310.414.4600.

ELECTION For each grant, choose to accept or reject the offer to exchange by placing an "X" in one of the boxes below.
PLAN/ TYPE	GRANT DATE	GRANT NUMBER		EXERCISE PRICE	GRANT EXPIRATION DATE
			SHARES			ACCEPT	REJECT

ACKNOWLEDGEMENTS AND SIGNATURE

1.
I acknowledge that I have received the Offer to Exchange, dated October 29, 2001.

2.
I acknowledge that CSC has recommended that I review the Offer to Exchange with my tax and financial advisors to more fully understand the implications of my election to accept or reject this offer to exchange my stock option grant(s) listed in the election table above.

3.
I acknowledge that I can change these elections as often as I wish up to the Offer Expiration Date.

4.
I acknowledge that the only stock option grants which I can exchange are those with an exercise price of $70.00 or above as indicated in the election table above.

5.
I acknowledge that if I elect to accept the offer, then in order to receive a new option grant, I must not leave the employ of CSC and must be a regular full-time employee on both the Offer Expiration Date and the date the new options are granted.

6.
I acknowledge that CSC will send me an email acknowledging receipt of my Election Form.

Employee Name:

Employee Signature:	Date:

Phone Number—Daytime:	Evenings:

DEADLINE TO RESPOND IS 5:00 PM PACIFIC STANDARD TIME ON NOVEMBER 28, 2001